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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report dated February 7, 2002, in the Form 10-K of EchoStar Communications Corporation for the year ended December 31, 2001, with respect to the financial statements of StarBand Communications Inc., for the year ended December 31, 2001 (not presented separately therein), and to the incorporation by reference of such report in the following previously filed registration statements of EchoStar Communication Corporation:

     Form S-3 and Form S-3A Nos. 333-68618, Form S-3 and Form S-3A No. 333-88755, Form S-3 and Form S-3A No. 333-37683, Form S-8 No. 333-66490, Form
S-8 No. 333-59148, Form S-8 No. 333-31890, Form S-8 No. 333-95099, Form S-8 No.
333-74779, Form S-8 No. 333-51259, Form S-8 No. 333-48895, Form S-8 No.
333-36791, Form S-8 No. 333-36749, Form S-8 No. 333-22971, Form S-8 No.
333-11597 and Form S-8 No. 333-05575.

ERNST & YOUNG LLP

McLean, Virginia
February 25, 2002